INDEPENDENT AUDITORS' CONSENT


The Stockholders and Board of Directors
Global Technologies, Ltd. and Subsidiaries:

We consent to incorporation by reference in the registration statements (Nos. 333-15767 and 333-49319) on Forms S-8 and (Nos. 333-14013, 333-32772 and
333-41096) on Form S-3 of Global Technologies, Ltd. and subsidiaries of our report dated September 27, 2000, except for Note 20(f) to the consolidated financial statements which is as of October 4, 2000, relating to the consolidated balance sheets of Global Technologies, Ltd. and subsidiaries as of June 30, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income and cash flows for the year ended June 30, 2000, the Transition Period ended June 30, 1999, and the year ended October 31, 1998, which report appears in the June 30, 2000, annual report on Form 10-KSB of Global Technologies, Ltd. and subsidiaries.


                                             /s/ KPMG, LLP

Phoenix, Arizona
October 5, 2000